HYNES & HOWES INSURANCE COUNSELORS, INC.
                    Statement of Retained Earnings (Deficit)
              For the Years Ended September 30, 1999, 1998 and 1997


                                              Year Ended September 30,
                                        1999            1998            1997

Balance at Beginning of Year    $ (3,070,740)   $ (3,087,380)   $ (3,082,995)

Income (Loss) for the Year            35,287          16,640          (4,385)

Increase in carrying value
  of affiliate                           157               0               0

Unrealized gains in installment
  sales contracts from prior
  years (Note 12)

Balance at End of Year          $ (3,027,801)   $ (3,070,740)   $ (3,087,380)


                          Statement of Paid-In Capital
              For the Years Ended September 30, 1999, 1998 and 1997

Balance at Beginning
  and End of Year               $        100    $        100    $        100



Notes to Financial Statements are an integral part of these statements.